LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (as amended, modified or supplemented from time to time, this “Agreement”) effective as of the 11th day of July 2017, by and between Catamaran Services, Inc., a Delaware corporation (“Catamaran” or “Holder”) and Mendocino Brewing Company, Inc., a California corporation (“MBC” or “Maker”).

1. LOAN:

Subject to the terms and conditions of the Agreement, from time to time prior to the July 1, 2018, Lender shall make loans and advances (the “Loans”) to MBC in an amount up to Two Million Dollars ($2,000,000) on the terms and conditions set-out in this Agreement.

2. REQUESTS FOR LOAN INSTALLMENT PAYMENTS:

A request for a Loan Installment shall be made in the following manner: MBC shall give Catamaran written notice at least fourteen (14) days prior to the proposed borrowing date of MBC’s request for a Loan Installment and shall specify the amount and the proposed borrowing date; the request shall be accompanied by a Promissory Note in the form attached hereto as Exhibit A. Each Loan Installment request shall be accompanied by a list of MBC’s intended uses of loan installment funds.

However, that no such Loan Installment request may be made, and Catamaran shall not be obligated to make a payment, at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default.

3. FIRST LOAN INSTALLMENT PAYMENT

Notwithstanding the provisions of Paragraph 2, the first Loan Installment payment shall be Five Hundred Thousand dollars ($500,000), and shall be disbursed by Catamaran to MBC, seven business days after receipt of the executed Loan and Security Agreement and Promissory Note Modification Agreement. A condition to the distribution of the payment is receipt by Catamaran of a Promissory Note executed by MBC in the form attached hereto as Exhibit A contemporaneously therewith.

4. MAKER’S PROMISE TO PAY.

In return for the Loans, MBC promises to pay the total amount of all Loan Installment payments made to MBC (the “Principal”) plus interest to the order of Catamaran or any other lawful holder of a Promissory Note.

All payments shall be in lawful money of the United States of America and in immediately available funds. Computations of interest shall be based on a year. of 365 days but shall be calculated for the actual number of days in the period for which interest is charged.

All payments under this Agreement or any Promissory Note shall be made to Catamaran as directed by Catamaran in writing.

Any Promissory Note issued under the terms of this Agreement may be prepaid in whole or in part, without penalty, at the option of MBC and without the consent of Catamaran. All payments shall be applied first to accrued and unpaid interest, and then to the principal balance outstanding.

1

MBC understands that Catamaran may transfer any Promissory Note. Catamaran or any party who takes a Promissory Note by transfer and who is entitled to receive payments under a Promissory Note shall be called the “Holder.”

5. INTEREST.

Interest shall accrue on the unpaid and outstanding principal balance from the date of each Promissory Note to Maker owing from time to time at a rate equal to the lesser of (i) one and one-half percent (1.50%) per annum above the prime rate offered from time to time by the Bank of America Corporation in San Francisco, California, or (ii) ten percent (10%) per annum, until the Principal is fully paid.

6. PAYMENTS.

All payments made pursuant to any Promissory Note are expressly subject to the following condition:

a) No portion of Principal or interest on this Note will be payable or paid until the Obligation (as that term is defined in the Credit and Security Agreement dated as of June 23, 2011, as amended, modified, or supplemented from time to time, (the “Credit Agreement”)between Maker, Releta Brewing Company LLC, and Cole Taylor Bank) to Cole Taylor Bank, now known as MB Financial Bank, N.A. (“Bank”) has been paid and satisfied in full (“Bank Loan”).

The full payment of any Promissory Note, and accompanying interest, shall be due six (6) months from the date of the Promissory Note. Should Maker not be able to satisfy a Promissory Note at the end of the original six (6) month term, the Promissory Note shall be extended for additional six (6) month terms until such time as the Bank Loan has been satisfied in full.

7. SECURITY INTEREST.

As security for the prompt and full satisfaction of the outstanding principal balance of each Promissory Note, and all other sums due under a Promissory Note, Maker agrees that Holder shall have, and Maker hereby grants to and creates in favor of Holder, a lien and security interest in any and all of the assets, real, personal and intangible of the Maker and Maker’s subsidiary Releta Brewing Company, LLC to the same extent as Maker has granted a security interest to the Bank in the property pursuant to the Credit Agreement (collectively “Property”). Except for that security interest in Maker’s Property granted pursuant to the Credit Agreement, and any Permitted Liens (as defined in the Credit Agreement), Maker agrees that it shall not, without the prior written consent of the Holder, grant or create or permit to attach or exist any mortgage, security interest, lien, judgment, or other encumbrance on or in any of the Property or any portion thereof. Maker agrees that to the fullest extent allowed by law, the Holder’s security interest in the Property shall be of the same nature and to the same extent at the security interest granted in the Credit Agreement. Maker agrees that it shall preserve and protect Holder’s security interest in the Property. In addition to all rights and remedies given to Holder by this Note, Holder shall have all the rights and remedies of a secured party under the Uniform Commercial Code (the “UCC”). The parties hereto agree that this Note constitutes a security agreement under the UCC. Maker agrees from time to time at the request of Holder to file or record, or cause to be filed or recorded, such instruments, documents or notices, including assignments, financing statements and continuation statements as the Holder may deem necessary or advisable from time to time in order to perfect, to continue perfected and to preserve the priority of such lien and security interest.

Holder agrees and acknowledges that the security interest granted to Holder by Maker in this Promissory Note is subject and subordinated to the security interest created pursuant to the Credit Agreement and the Subordination Agreement entered into by Maker, Releta Brewing Company LLC, Holder and Bank, dated July 11, 2017.

8. MAKER’S FAILURE TO PAY AS REQUIRED.

Subject to any senior rights of the Bank, upon the occurrence of any one of the following events (“Event of Default”), the entire principal amount outstanding and all accrued interest thereunder shall at the option of the Holder, without any prior notice, presentment or demand, become immediately due and payable in full:

(i) Failure of the Maker to make payments whenever due, and the continuation of such failure for a period of thirty (30) days; or

(ii) Failure of the Maker to perform or observe any of the Maker’s covenants or agreements under this Note and the continuation of such failure for a period of thirty (30) days; or

(iii) An assignment by the Maker of any of its assets for the benefit of the Maker’s creditors, or the commencement by or against the Maker of any bankruptcy, insolvency, liquidation, receivership or similar proceedings.

9. MAKER’S WAIVERS.

Maker waives the right to require the Holder to do certain things. Those things are: (a) to demand payment of amounts due (known as “presentment”); (b) to give notice that amounts due have not been paid (known as “notice of dishonor”), except as expressly provided in a Promissory Note; (c) to obtain an official certification of nonpayment (known as a “protest”). Anyone else who agrees to keep the promises made in a Promissory Note, or who agrees to make payments to the Holder if Maker fails to keep the promises under a Promissory Note, or who signs a Promissory Note to transfer it to someone else also waives these rights. These persons are known as “guarantors, sureties and endorsers.”

10. NO USURY.

Maker and Holder intend to comply at all times with applicable usury laws. If, at any time, such laws would render usurious any amounts under a Promissory Note, it is Maker’s and Holder’s express intention that Maker shall never be required to pay interest on a Promissory Note at a rate in excess of the maximum lawful rate then allowed. The provisions of this Section 10 shall control over all other provisions of any Promissory Note, which may be in apparent conflict hereunder. Any excess amount shall be immediately refunded by Holder to Maker, and the provisions hereof and any Promissory Note shall be immediately reformed, and the amounts thereafter collectible under any Promissory Note shall be reduced, without the necessity of the execution of any further documents, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Section 10. Any such refund shall not cure or waive any default by Maker under a Promissory Note. Maker agrees that in determining whether or not any interest payable under a Promissory Note, exceeds the highest rate not prohibited by law, any non-principal payment (except payments specifically stated in this Note to be “interest”), including, without limitation, late charges, shall, to the maximum extent not prohibited by law, be an expense, fee, or indemnification amount rather than interest. The term “applicable law” as used in in this Section 10 shall mean the laws of the State of California or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

11. GIVING OF NOTICES.

Any notice that must be given to Maker under this Agreement or a Promissory Note shall be given by hand delivery, by certified mail, or overnight mail addressed to Maker at 1601 Airport Road, Ukiah, California 95482. Notice shall be delivered or mailed to Maker at a different address only after Maker gives the Holder written notice of the different address.

Any notice that must be given to the Holder under this Agreement or a Promissory Note shall be given by hand delivery, by certified, or overnight mail addressed to Holder’s Registered Agent in C.A., M/s GKL CORPORATE/SEARCH, INC. ONE CAPITOL MALL STE 660, SACRAMENTO CA 95814, with an additional copy to 700 Larkspur Landing Circle, Suite 208, Larkspur, CA 94939. Notice shall be delivered or mailed to Holder at a different address only after Holder gives the Maker written notice of the different address.

12. EXTENSIONS/RENEWALS.

Holder may, without notice and without releasing the liability of Maker, grant extensions and/or renewals hereof from time to time or for any term or terms. No delay by Holder or their assignee in exercising any power or right hereunder, and no partial exercise of such power or right, shall operate in any way as a waiver of any subsequent exercise thereof. Holder shall not be liable for or prejudiced by failure to collect or lack of diligence in bringing suit on this Agreement or a Promissory Note or any renewal or extension thereof.

13. ASSIGNMENTS.

Maker agrees that its liability hereunder shall be binding upon its successors and assigns; provided, however that Maker may not assign or transfer its obligation hereunder or in any Promissory Note without the prior written consent of Holder. This Agreement and any Promissory Note may be assigned by Holder without the consent of Maker.

14. AMENDMENTS.

This Agreement may not be changed or amended orally, but only by an agreement in writing, signed by the party against whom enforcement is sought.

15. CAPTIONS.

All paragraph and subparagraph captions are for convenience of reference only and shall not affect the construction of any provision herein.

16. GOVERNING LAW.

Except as specifically provided in Section 10, this Agreement and any Promissory Note shall be construed in accordance with and governed by the laws of the State of California, without regard to any conflict of law principles.

17. SEVERABILITY.

If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if this Agreement had never contained the invalid or unenforceable provision.

NOTICE TO MAKER

Do not sign this Agreement if it contains blank spaces.

All spaces should be completed before you sign.

IN WITNESS WHEREOF, and intending to be legally bound hereby, this Agreement has been executed and delivered under seal as of the date first written above.

HOLDER	MAKER
Catamaran Services, Inc.	Mendocino Brewing Company, Inc.
a Delaware corporation.	a California corporation

/sd/	/sd/
Rajwinder Kaur, Director	Mahadevan Narayanan,
Chief Financial Officer

AGREED AND CONSENTED TO:

Releta Brewing Company, LLC
By:	Mendocino Brewing
Company, Inc., its sole member

/sd/
Mahadevan Narayanan,
Chief Financial Officer

EXHIBIT A

PROMISSORY NOTE

$000,000.00

_________, 201_

Ukiah, California

FOR VALUE RECEIVED, Mendocino Brewing Company, Inc. (“Maker”), a California corporation, promises to pay to the order of Catamaran Services, Inc. (“Holder”), a Delaware corporation, the principal sum of ______ ($_______.00) (“Principal”), with interest as defined below.

Maker promises to pay interest to Holder from the date of this Promissory Note on unpaid Principal owing from time to time at a rate equal to the lesser of (i) one and one-half percent (1.50%) per annum above the prime rate offered from time to time by the Bank of America Corporation in San Francisco, California, or (ii) ten percent (10%) per annum, until the Principal is fully paid.

All payments shall be in lawful money of the United States of America and in immediately available funds. Computations of interest shall be based on a year of 365 days but shall be calculated for the actual number of days in the period for which interest is charged.

All payments under this Promissory Note shall be made to Holder as directed by the Holder in writing.

This Promissory Note may be prepaid in whole or in part, without penalty, at the option of Maker and without the consent of Holder. All payments shall be applied first to accrued and unpaid interest, and then to the principal balance outstanding.

All payments made pursuant to this Promissory Note are expressly subject to the following condition:

a) No portion of Principal or interest on this Promissory Note will be payable or paid until the Obligations(as that term is defined in the Credit and Security Agreement dated as of June 23, 2011, as amended, modified, or supplemented from time to time (the “Credit Agreement”), between Maker, Releta Brewing Company LLC, and Cole Taylor Bank) to Cole Taylor Bank, now known as MB Financial Bank, N.A. (“Bank”) has been paid and satisfied in full (“Bank Loan”).

The full payment of this Promissory Note, and accompanying interest, shall be due six (6) months from the date of the Promissory Note. Should Maker not be able to satisfy this Promissory Note at the end of the original six (6) month term, the Promissory Note shall be extended for additional six (6) month terms until such time as the Bank Loan has been satisfied in full.

This Promissory Note is secured. As security for the prompt and full satisfaction of the outstanding principal balance of this Promissory Note, and all other sums due under this Promissory Note, Maker agrees that Holder shall have, and Maker hereby grants to and creates in favor of Holder, a lien and security interest in any and all of the assets, real, personal and intangible of the Maker, Maker’s subsidiary Releta Brewing Company, LLC granted to the Bank in connection with the Credit Agreement and any Permitted Liens (as definedin the Credit Agreement), Maker agrees that it shall not, without the prior written consent of the Holder, grant or create or permit to attach or exist any mortgage, security interest, lien, judgment, or other encumbrance on or in any of the Property or any portion thereof. Maker agrees that to the fullest extent allowed by law, the Holder’s security interest in the Property shall be of the same nature and to the same extent at the security interest granted in the Credit Agreement. Maker agrees that it shall preserve and protect Holder’s security interest in the Property. In addition to all rights and remedies given to Holder by this Promissory Note, Holder shall have all the rights and remedies of a secured party under the Uniform Commercial Code (the “UCC”). The parties hereto agree that this Promissory Note constitutes a security agreement under the UCC. Maker agrees from time to time at the request of Holder to file or record, or cause to be filed or recorded, such instruments, documents or notices, including assignments, financing statements and continuation statements as the Holder may deem reasonablynecessary or advisable from time to time in order to perfect, to continue perfected and to preserve the priority of such lien and security interest.

Holder agrees and acknowledges that the security interest granted to Holder by Maker in this Agreement is subject and subordinated to the security interest ofthe Bank pursuant to the Credit Agreement.

Subject to any senior rights of the Bank, upon the occurrence of any one of the following events (“Events of Default”), the entire principal amount outstanding and all accrued interest thereunder shall at the option of the Holder, without any prior notice, presentment or demand, become immediately due and payable in full:

(i) Failure of the Maker to make payments whenever due, and the continuation of such failure for a period of thirty (30) days; or

(ii) Failure of the Maker to perform or observe any of the Maker’s covenants or agreements under this Note; and the continuation of such failure for a period of thirty (30) days;or

(iii) An assignment by the Maker of any of its assets for the benefit of the Maker’s creditors, or the commencement by or against the Maker of any bankruptcy, insolvency, liquidation, receivership or similar proceedings.

Maker waives the right to require the Holder to do certain things. Those things are: (a) to demand payment of amounts due (known as “presentment”); (b) to give notice that amounts due have not been paid (known as “notice of dishonor”), except as expressly provided elsewhere in this in a Promissory Note; (c) to obtain an official certification of nonpayment (known as a “protest”). Anyone else who agrees to keep the promises made in this a Promissory Note, or who agrees to make payments to the Holder if Maker fails to keep the promises under this a Promissory Note, or who signs this a Promissory Note to transfer it to someone else also waives these rights. These persons are known as “guarantors, sureties and endorsers.”

The terms and conditions of the CreditAgreementare hereby incorporated into this Promissory Note by this reference.

NOTICE TO MAKER

Do not sign this Promissory Note if it contains blank spaces.

All spaces should be completed before you sign.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Maker, by its appropriate officers duly authorized, has executed this Promissory Note and affixed its corporate seal on this day and year first written above.

MAKER	ACCEPTED AND AGREED BY HOLDER
MENDOCINO BREWING COMPANY, INC.	CATAMARAN SERVICES, INC.
a California corporation.	a Delaware corporation

Mahadevan Narayanan,	Rajwinder Kaur, Director
Chief Financial Officer